Exhibit 99.2(p)


           FORM OF AGREEMENT REGARDING PROVISION OF INITIAL CAPITAL




                               November __, 2003


The Board of Directors
ASA Managed Futures Fund LLC
817 West Peachtree Street, N.W.
Suite 400
Atlanta, Georgia  30308

To the Board of Directors:

          Aspen Strategic Alliance LLC ("Aspen") herewith purchases 4,000 limited liability company interests ("Interests") of ASA Managed Futures Fund LLC for a purchase price of $100,000.

          In connection with such purchase, Aspen represents that such purchase is made for investment purposes by Aspen without any present intention of redeeming or selling such Interests.

                                          Very truly yours,

                                          ASPEN STRATEGIC ALLIANCE LLC



                                          By:
                                             -------------------------------
                                             Name:
                                             Title:

Accepted and agreed by:

ASA MANAGED FUTURES FUND LLC



By:
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   Name:
   Title: